Exhibit 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-9108, C-206-16, 33-2-7706, 33-42954, 33-45054 and 33-58835 of
Standex International Corporation on Form S-8 of our reports dated August 19, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 1996.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 17, 1996